Exhibit 10.7

AMENDMENT

THIS AMENDMENT, dated as of March 31, 2022 (this “Amendment”), to that certain Share Exchange Agreement dated as of December 27, 2021 (as amended by this Amendment, the “Agreement”; and all defined terms used herein that are not otherwise defined are used as defined in the Agreement), is entered into by and between AiPharma Group Ltd., an exempted Company incorporated under the laws of the Cayman Islands (“AiPharma”), and Aditxt, Inc., a Delaware corporation (“Aditxt”, and together with AiPharma, the “Parties” and each, a “Party”).

WHEREAS, prior to the date hereof, the Parties have entered into that certain (i) Forbearance Agreement and Eighth Amendment to Secured Credit Agreement made as of March 31, 2022, by and among Aditxt, Cellvera Global Holdings LLC, a Delaware limited liability company f/k/a AiPharma Global Holdings LLC (“DE Topco”), Cellvera Holding Ltd., a company formed under the laws of the British Virgin Islands f/k/a AiPharma Holdings Limited (“BVI Holdco”), Cellvera Asia Limited, a company formed under the laws of Hong Kong f/k/a AiPharma Asian Limited (“HK Opco”), Cellvera Limited, a company formed under the laws of the British Virgin Islands f/k/a AiPharma Limited (“Guarantor”), (together with the agreements so modified by such agreement, collectively the “Forbearance Agreement”); and (ii) Revenue Sharing Agreement made as of March 31, 2022, by and among Aditxt, BVI Holdco, HK Opco, Guarantor (the “Revenue Sharing Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1 AiPharma Global Holdings LLC has been renamed “Cellvera Global Holdings LLC”, shall continue to be defined in the Agreement as “the Company” and all references in the Agreement to its former name shall be changed to its new name.

Section 1.2 AiPharma Holdings Limited has been renamed “Cellvera Holdings Limited” and all references in the Agreement to its former name shall be changed to its new name.

Section 1.3 AiPharma Asia Limited has been renamed “Cellvera Asia Limited” and all references in the Agreement to its former name shall be changed to its new name.

Section 1.4 AiPharma Limited has been renamed “Cellvera Limited” and all references in the Agreement to its former name shall be changed to its new name.

Section 1.5 AiPharma Development LLC has been renamed “Cellvera Development LLC”, shall be redefined in the Agreement as “Cellvera Development”, all references in the Agreement to its former name shall be changed to its new name and all references in the Agreement to its former definition shall be changed to the new definition.

Section 1.6 Recitals E. and G. in the Agreement are hereby deleted in their entirety and replaced with “[intentionally omitted].”

Section 1.7 The following new definition shall be added to Article 1 in alphabetical order: “’MOU’ means that certain Memorandum of Understanding dated March 18, 2022 by and among STMicroelectronics International NV, The J. David Gladstone Institutes and AiPharma Services DMCC.”

Section 1.8 The following new definition shall be added to Article 1 in alphabetical order: “‘CRISPR Technology’ means all intellectual property and other rights to the “Project” (as defined in the MOU).”

Section 1.9 The following new definition shall be added to Article 1 in alphabetical order: “’Original Agreement Date’ means December 27, 2021.”

Section 1.10 The following definitions shall be deleted from Article 1 in their entirety: “Additional Target Shares”; Appili”; “Appili Shares”; “Filing Deadline”; “Filing Target Date”; “Minimum Target Shares”; “Strategic Alliance Agreement”; “Target”; and “Target Shares Purchase Agreement”.

Section 1.11 The definition of “Loan Agreements” shall be amended to read: “the Secured Credit Agreement dated as of August 27, 2021, as amended by the First Amendment to Secured Credit Agreement, dated as of October 18, 2021, the Second Amendment to Secured Credit Agreement, dated as of October 27, 2021, the Third Amendment to Secured Credit Agreement, dated as of December 1, 2021, the Fourth Amendment to Secured Credit Agreement dated as of December 17, 2021, the Fifth Amendment to Secured Credit Agreement, dated as of December 22, 2021, and the Sixth Amendment to Secured Credit Agreement, dated as of December 28, 2021, the Forbearance Agreement and Seventh Amendment to Secured Credit Agreement, dated as of February 13, 2022 and the Forbearance Agreement and Eighth Amendment to Secured Credit Agreement, dated as the date hereof”

Section 1.11 Intentionally Omitted.

Section 1.12 Section 2.1(a)(viii) shall be deleted in its entirety and replaced with: “The Loan Documents shall be amended in accordance with the Forbearance Agreement and Eighth Amendment to the Secured Credit Agreement dated as of the date hereof.”

Section 1.13 Section 2.1(a)(xii)(C) shall be deleted in its entirety.

Section 1.14 Section 2.1(b)(ii)(A) shall be amended and restated in its entirety as follows: “(A) issue to the Seller 4,816,193 shares (subject to pro rata adjustments in the event of a reverse stock split, stock split or similar transaction occurring at any time from and after the date of this Agreement) of Purchaser Common Stock ( the “Initial Purchaser Shares”), in book-entry form, free and clear of all Liens (other than any restrictions on transfer imposed by applicable securities Laws); and”

Section 1.15 Section 2.2(a)(i)(B) shall be deleted in its entirety and replaced with “[intentionally omitted].”

Section 1.16 Section 2.2(a)(ii)(A) shall be amended and restated in its entirety as follows: “(A) issue to the Seller Recipients an aggregate of 39,927,974 shares (subject to pro rata adjustments in the event of a reverse stock split, stock split or similar transaction occurring at any time from and after the date of this Agreement) of Purchaser Common Stock ( the “Secondary Purchaser Shares”), in book-entry form, free and clear of all Liens (other than any restrictions on transfer imposed by applicable securities Laws); and”

Section 1.17 Section 2.2(b)(xii) and Section 2.2(b)(xiii) shall be deleted in their entirety and each replaced with “[intentionally omitted].”

Section 1.18 Section 3.7(a) is hereby amended and restated in its entirety as follows: “(a) Schedule 3.7(a) of the Seller Disclosure Letter will include, at least five (5) days prior to the Initial Closing Date, the (i) audited consolidated financial statements of the AiPharma Companies as of and for the years ended December 31, 2020 and December 31, 2021, consisting of the audited consolidated balance sheets as of December 31, 2020 and December 2021, the related audited consolidated statements of income and cash flows for the periods then ended, and any other required statements, and (ii) unaudited consolidated financial statements of the AiPharma Companies as of and for the three months ended March 31, 2021 and 2022, consisting of the audited consolidated balance sheets as of March 31, 2022 (the “March 31 AiPharma Balance Sheets”, and the date thereof the “March 31 Balance Sheet Date”) and March 31, 2021, the related audited consolidated statements of income and cash flows for the three months then ended, and any other required statements (collectively, the “AiPharma Financial Statements”). The AiPharma Financial Statements and related notes thereto that were prepared are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects, the financial position of the AiPharma Companies as of the dates thereof and the results of operations of the AiPharma Companies for the periods reflected therein. The AiPharma Financial Statements (i) were prepared from the books and records of the AiPharma Companies, (ii) were prepared under PCAOB standards and in accordance with U.S. GAAP by the accounting firm set forth on Schedule 3.7(a)(ii) of the Seller Disclosure Letter, and (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the AiPharma Companies’ financial condition as of their respective dates.”

Section 1.19 All references in the Agreement to “September 30 Balance Sheet” and “September 30 Balance Sheet Date” shall be changed to “March 31 Balance Sheet” and “March 31 Balance Sheet Date,” respectively.

Section 1.20 In Sections 4.6(a) and (b) each reference to the “Agreement Date” or “as of the date of this Agreement” shall be deemed to be a reference to the “Original Agreement Date”.

Section 1.21 Section 5.2(b)(i) is amended and restated in its entirety as follows: “(i) except as may be required in connection with the satisfaction of the minimum bid price requirement of the principal trading market or exchange on which the Company Interests are listed or quoted for trading on the date in question, including but not limited to, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, (or any successors to any of the foregoing), amend, modify or supplement any of the Purchaser Organizational Documents;”

Section 1.22 Section 5.2(b)(iv) is amended and restated in its entirety as follows: “(iv) except as may be required in connection with the satisfaction of the minimum bid price requirement of the principal trading market or exchange on which the Company Interests are listed or quoted for trading on the date in question, including but not limited to, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, (or any successors to any of the foregoing) (in which case no consultation shall be required), without first consulting with Seller, (A) subdivide, combine, recapitalize or reclassify any of its shares of capital stock, (B) pay or set aside any dividend or other distribution (whether in cash, equity, property, or any combination thereof) in respect of its shares of capital stock, or (C) directly or indirectly, redeem, repurchase or otherwise acquire or offer to acquire any of its securities;”

Section 1.23 Section 5.8(a) is amended by replacing “February 15, 2021” with “April 30, 2022”.

Section 1.24 Intentionally Omitted.

Section 1.25 Section 5.8(c) is amended by deleting the parenthetical phrase: “(including any financial statements or other information of Appili or the Target that may be required)”.

Section 1.26 Section 5.17 is deleted in its entirety and replaced with “[intentionally omitted].”

Section 1.27 Section 6.1(d) is amended and restated in its entirely as follows: “The Company or another AiPharma Company shall have obtained all rights to the CRISPR Technology, at the Company or another AiPharma Company’s sole cost and expense, if any.”

Section 1.28 Section 7.1(b) (i) is amended by replacing the references therein to “January 31, 2022” with “June 30, 2022”.

Section 1.29 Section 7.1(b)(iv) is amended by replacing the references therein to “June 30, 2022” with “August 31, 2022”.

Section 1.30 Intentionally Omitted.

Section 1.31 Section 8.3 is amended by deleting the current copy address for the Seller and replacing it with the name of “Mary O’Brien” at the address of the Seller and deleting entirety the copy notice to Seller’s counsel.

Section 1.32 In Section 8.10(b) the words “Greenberg Traurig, LLP” shall be deleted and replaced with the words “Seller’s appointed legal counsel”.

Section 1.33 Section 8.13 is amended and restated in its entirety as follows:

“Section 8.13. Entire Agreement. This Agreement collectively with the Ancillary Agreements, the Revenue Sharing Agreement and the Forbearance Agreement set forth the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related hereto and thereto (whether written or oral). No provision of this Agreement or any Ancillary Agreement, the Revenue Sharing Agreement or the Forbearance Agreement may be explained or qualified by any other agreement, negotiations, understanding, discussion, conduct or course of conduct, or by any trade usage. Except as otherwise expressly stated in this Agreement or any Ancillary Agreement, the Revenue Sharing Agreement or the Forbearance Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No Party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith, or any Ancillary Agreement, the Revenue Sharing Agreement or the Forbearance Agreement, except those expressly stated herein or therein.”

Section 1.34 Annex I is replaced by the new Annex I attached hereto.

Section 1.35 Annex II is deleted in its entirety.

Section 1.36 Exhibit A is deleted in its entirety.

Section 1.37 Schedule 6.1(d) is deleted in their entirety.

Section 1.38 In the event that a cross reference in this Agreement relates to a section that has now been marked ‘[intentionally omitted],” or to an Annex, Exhibit or Schedule that has been deleted, such cross reference shall be ignored for purposes of interpreting this Agreement. All section numbers to the definitions in Article I shall be appropriately renumbered and all cross references to those former sections shall be deemed to refer to the newly numbered section for such definition.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5 Miscellaneous. The terms and provisions of Article VIII of the Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

AiPharma Group Ltd.

By:	/s/ Alessandro Gadotti
Name:	Alessandro Gadotti
Title:	Chief Executive Officer

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

Annex I

Corporate Organizational Chart and List of AiPharma Assets

Assets: All assets and liabilities included in the AiPharma Financial Statements.